EXHIBIT 10.1

FIRST AMENDMENT TO

BRESLER & REINER, INC. 2006 STOCK

APPRECIATION RIGHTS INCENTIVE PLAN

FIRST AMENDMENT made this 13th day of June 2007 to the Bresler & Reiner, Inc. 2006 Stock Appreciation Rights Incentive Plan effective January 25, 2006.

PREAMBLE

WHEREAS, Bresler & Reiner, Inc., a Delaware Corporation (“B&R”) adopted the B&R 2006 Stock Appreciation Rights Incentive Plan (“Plan”) on January 25, 2006; and

WHEREAS, B&R, based upon advice of counsel and other consultants, wishes to make certain clarifying and technical amendments to the Plan.

NOW, THEREFORE, the Plan shall be deemed to be amended as follows:

1.                                       Section 2.14 shall be modified by adding at the end thereof the following: “A participant shall not be deemed to be or become a shareholder of B&R solely as a result of receiving an Award under this Plan. A Stock Appreciation Right shall not be deemed to be a share of capital stock of B&R.”

2.                                       Section 2.17 is hereby deleted.

3.                                       The references set forth in Section 4.16 shall be deemed to be amended to Section 3.2(f).

4.                                       Section 6.1(a) shall be amended and restated as follows:  “The term of each Stock Appreciation Right shall be ten years after the date the Stock Appreciation Right is granted.”

5.                                       Section 6.1(b):  This subsection shall be deleted and in place thereof the following shall be inserted:  “Stock Appreciation Rights shall be fully vested and exercisable upon grant.”

6.                                       Article 6.1(d) is amended by inserting after the word “Employment” the following:  “or the engagement of a Service Provider who is a Participant.”

7.                                       A new section 6.4 shall be added as follows:  “The provisions of Section 6.3 shall be deemed to apply with respect to the termination of the engagement of a Service Provider as if he or she was an Employee.”

8.                                       A new article XIV shall be as follows:

EFFECTIVE DATE

The EFFECTIVE DATE of the Plan shall be January 25, 2006, the date it was approved by the Board of Directors of B&R and executed by the Chief Executive Officer of B&R.

APPROVED:

Sidney M. Bresler, CEO & President

ATTEST:

Jean S. Cafardi, Secretary